Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the years ended December 31, 2020 and 2019

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$17.3	$26.1
Restricted cash	7.1	7.7
Accounts receivable - trade, unbilled and other	31.0	30.0
Accounts receivable - related party	32.1	34.0
Current portion of derivative instruments asset	0.4	0.7
Inventory	18.3	18.6
Insurance receivable	—	13.5
Prepayments and other current assets	7.5	5.5
Total current assets	113.7	136.1

Property, plant, and equipment, net	492.9	503.1
Equity method investments in unconsolidated affiliates	85.0	96.6
Power purchase agreements and intangible assets, net	120.3	144.3
Goodwill	21.4	21.4
Notes receivable - related party	45.1	43.5
Deferred income taxes	16.0	9.9
Other assets	0.9	2.9
Total assets	$895.3	$957.8

Liabilities
Current liabilities:
Accounts payable	$5.4	$7.8
Related party payables	39.0	29.8
Accrued interest	0.2	0.4
Other accrued liabilities	12.4	15.4
Current portion of long-term debt	95.7	76.4
Current portion of derivative instruments liability	9.5	8.8
Other current liabilities	0.6	0.8
Total current liabilities	162.8	139.4

Long-term debt, net of unamortized discount and deferred financing costs	384.1	473.5
Derivative instruments liability	8.1	15.9
Deferred income taxes	—	23.9
Power purchase and fuel supply agreement liabilities, net	18.0	19.8
Other long-term liabilities	50.1	54.2
Total liabilities	623.1	726.7
Commitments and contingencies

Equity
Partners' capital	1,194.4	1,193.3
Accumulated other comprehensive loss	(137.8)	(139.1)
Retained deficit	(953.2)	(1,005.8)
Total APLP Holdings Limited Partnership equity	103.4	48.4
Preferred shares issued by a subsidiary company	168.8	182.7
Total equity	272.2	231.1
Total liabilities and equity	$895.3	$957.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Year Ended December 31,
	2020	2019
Project revenue:
Energy sales	$137.9	$138.0
Energy capacity revenue	113.8	125.4
Other	20.3	18.2
	272.0	281.6
Project expenses:
Fuel	70.9	72.3
Operations and maintenance	87.3	75.9
Depreciation and amortization	59.6	64.3
	217.8	212.5
Project other income (expense):
Change in fair value of derivative instruments	6.8	(8.9)
Equity in earnings (loss) of unconsolidated affiliates	42.9	(3.0)
Interest expense, net	(1.2)	(1.2)
Other income (expense), net	18.4	(8.0)
	66.9	(21.1)
Project income	121.1	48.0

Administrative and other expenses:
Administration	6.5	5.3
Interest expense, net	32.6	34.0
Foreign exchange loss	3.3	7.6
Other expense	13.6	15.1
	56.0	62.0
Income (loss) before income taxes	65.1	(14.0)
Income tax (benefit) expense	(24.2)	9.7
Net income (loss)	89.3	(23.7)
Net loss attributable to preferred shares of a subsidiary company	(0.7)	(1.2)
Net income (loss) attributable to APLP Holdings Limited Partnership	$90.0	$(22.5)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$89.3	$(23.7)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59.6	64.3
Asset retirement obligations	(2.1)	1.4
Impairment	—	5.8
Insurance (gain) loss	(0.7)	1.0
Gain of sale of assets	(0.8)	(0.1)
Stock-based compensation expense	1.4	1.5
Distributions from unconsolidated affiliates	54.2	59.5
Equity in (earnings) loss from unconsolidated affiliates	(42.9)	3.0
Unrealized foreign exchange loss	2.9	7.7
Change in fair value of derivative instruments	(6.8)	8.9
Change in deferred income taxes	(29.7)	5.0
Amortization of debt discount and deferred financing costs	4.7	6.1
Non-cash lease expense	0.7	0.5
Change in other operating balances
Accounts and notes receivable	(0.5)	6.2
Inventory	0.2	(1.8)
Prepayments and other assets	(2.0)	4.9
Accounts payable	6.0	10.9
Accruals and other liabilities	(3.1)	0.9
Cash flows provided by operating activities	130.4	162.0

Cash flows (used in) provided by investing activities:
Proceeds from asset sales	0.9	1.6
Insurance proceeds	13.5	11.3
Purchase of property, plant and equipment	(24.7)	(7.3)
Cash flows (used in) provided by investing activities	(10.3)	5.6

Cash flows used in financing activities:
Dividends paid to Parent	(37.5)	(68.5)
Deferred financing costs	(1.7)	—
Dividends paid on preferred shares of a subsidiary company	(6.8)	(7.4)
Repurchase of preferred shares of a subsidiary company	(6.4)	(8.0)
Cash payments for vested LTIP units withheld for taxes	(0.7)	(2.1)
Repayment of corporate and project-level debt	(76.4)	(72.3)
Cash flows used in financing activities	(129.5)	(158.3)

Net (decrease) increase in cash, restricted cash and cash equivalents	(9.4)	9.3
Cash, restricted cash and cash equivalents at beginning of period	33.8	24.5
Cash, restricted cash and cash equivalents at end of period	$24.4	$33.8
Supplemental cash flow information
Interest paid	$32.0	$32.3
Income taxes paid, net	$5.3	$2.0
Accruals for capital expenditures	$0.1	$0.3